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                                   EXHIBIT 4.1

                            LOCK-UP AGREEMENT (FORM)



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                             LUMINEX LIGHTING, INC.
                                LOCK-UP AGREEMENT

                            ___________________, 1998


Platinum Equities, Inc.
80 Pine Street, 32nd Floor
New York, NY 10005

           Re:       Luminex Lighting, Inc. - Lock-Up Agreement

Dear Sirs:

           The undersigned is an officer, director, and/or securityholder of Luminex Lighting, Inc. (the "Company").

           1. The undersigned represents and warrants to you that the undersigned does not own or have the right or option to acquire any securities of the Company, whether from the Company or any other person, except as set forth below.

           2. The undersigned understands that the Company has filed a registration statement (the "Registration Statement") on Form SB-2 with the Securities and Exchange Commission (Registration No. 333-_____) with respect to the sale by the Company of up to 500,000 shares of Common Stock and up to 500,000 Warrants (the "Securities") on a "best efforts" basis. Such Securities and any other securities of the Company sold pursuant to the Registration Statement, either in addition to or in lieu of such Securities, are referred to herein as the "Offered Securities." The undersigned further understands that the Company and Platinum Equities, Inc. (the "Underwriter") intend to enter into an underwriting agreement (the "Underwriting Agreement") in connection with the public offering of the Offered Securities (the "Public Offering").

           3. In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that the undersigned will not, without the prior consent of the Underwriter, during the 12 month period immediately following the final closing of the Public Offering, offer, pledge, sell (which term includes a short sale or sale against the box), contract to sell, grant an option for the sale of, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, or any securities convertible or exchangeable into the securities of the Company (e.g., warrants, options, convertible notes or convertible preferred stock) ("Derivative Securities"), owned by the undersigned as of the date thereof.

           The number of shares of Common Stock and Derivative Securities to which this Agreement relates is set forth below.

                                             Very truly yours,

                                             ___________________________________
                                             By:
                                             ___________________________________
                                             Printed name of person/entity
                                             ___________________________________
                                             Title if applicable
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________
                                             Address



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